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                                                                   Exhibit 11
                           PAYLESS SHOESOURCE, INC.
                           ------------------------
                     COMPUTATION OF NET EARNINGS PER SHARE
                     -------------------------------------

                                    13 Weeks Ended         26 Weeks Ended
                                  --------------------   --------------------
(Thousands, except per share)     August 2,  August 3,   August 2,  August 3,
                                    1997       1996        1997       1996
                                  ---------  ---------   ---------  ---------
Net earnings                      $ 45,588   $ 38,942    $ 78,015   $ 63,168

Common shares outstanding           39,077     40,369      39,487     40,369
                                  --------   --------    --------   --------

Net earnings per share            $   1.17   $    .96    $   1.98   $   1.56
                                  ========   ========    ========   ========

Primary Computation:
- --------------------

Net earnings                      $ 45,588   $ 38,942    $ 78,015   $ 63,168

Common shares outstanding           39,077     40,369      39,487     40,369

Net effect of dilutive stock
   options based on the treasury
  stock method                         446         31         240         25
                                  --------   --------    --------   --------
Outstanding shares for primary
  earnings per share                39,523     40,400      39,727     40,394
                                  ========   ========    ========   ========

Primary earnings per share        $   1.15   $    .96    $   1.96   $   1.56
                                  ========   ========    ========   ========

Fully Diluted Computation:
- --------------------------

Net earnings                      $ 45,588   $ 38,942    $ 78,015   $ 63,168

Common shares outstanding           39,077     40,369      39,487     40,369

Net effect of dilutive stock
   options based on the treasury
  stock method                         671         70         671         70
                                  --------   --------    --------   --------
Outstanding shares for fully
  diluted earnings per share        39,748     40,439      40,158     40,439
                                  ========   ========    ========   ========

Fully Diluted earnings per share  $   1.15   $    .96    $   1.94   $   1.56
                                  ========   ========    ========   ========


Note: The Company's 1997 and 1996 outstanding shares was calculated on the average number of Company shares outstanding during the applicable period.

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